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                                                                    EXHIBIT 11.2

                        NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

        (Accounting principles generally accepted in the United States) (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)
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                                               Fiscal quarters ended
                                               ---------------------

                                                 Aug 1,    Aug 2,
                                                  1999      1998
                                                --------  --------

Earnings per share (U.S. GAAP - Basic)

 Net earnings                                   $ 47,286  $ 35,520
                                                ========  ========

 Weighted average number of Common
   Shares outstanding during the period          180,399   176,105
                                                ========  ========

 Earnings per share (U.S. GAAP)                 $   0.26  $   0.20
                                                ========  ========

Earnings per share (U.S. GAAP- Diluted)

 Net earnings                                   $ 47,286  $ 35,520
                                                ========  ========

 Weighted average number of Common Shares
   outstanding during the period                 180,399   176,105

 Net effect of dilutive stock options
   based on the treasury stock method              2,101     2,314
                                                --------  --------

 Weighted average number of Common
   Shares and equivalents outstanding
   during the period                             182,500   178,419
                                                ========  ========


 Earnings per share (U.S. GAAP)                 $   0.26  $   0.20
                                                ========  ========

Earnings per share expressed in U.S. Dollars

 Daily average exchange rate of a Canadian
   dollar for U.S. dollars as reported by the
   Federal Reserve Bank of New York             $ 0.6787  $ 0.6817

 Earnings per share (U.S. GAAP)
   - Basic, in U.S. dollars                     $   0.18  $   0.14
                                                ========  ========

 Earnings per share (U.S. GAAP)
   - Diluted, in U.S. dollars                   $   0.18  $   0.14
                                                ========  ========

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